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                                                                   Exhibit 10.22

                               AGREEMENT TO LEASE

This Agreement to Lease together with its annexure (hereafter referred to as the `AGREEMENT') is made this 19th day of July, 2003.

BETWEEN

(1) MR. TAFSIR AHMAD son of (Late) Shri Tafir Ahmad (2) MR. TANWEER AHMAD son of Shri Tafsir Ahmad, (3) MR. SAEED AHMAD son of Shri Tafsir Ahmad, (4) MR. SALMAN AHMAD son of Shri Tafsir Ahmad and (5) MR. SHADAB AHMAD son of Shri Tafsir Ahmad all care of Unit No. A-40 located in Sector 1, Noida-201301, Uttar Pradesh (hereinafter collectively referred to as the `Lessor' which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors and successors) of the FIRST PART

AND

M/S AGILIS INFORMATION TECHNOLOGIES INTERNATIONAL PRIVATE LIMITED, a Company registered under the Indian Companies Act, 1956, having its registered office at E-11 Rajouri Garden, New Delhi-110027 (hereinafter referred to as `LESSEE', which expression shall mean and include, unless it be repugnant to the context or meaning thereof, its administrators, executors, and successors, through its Managing Director CAPT SHIVIND BAKSHI son of (Late) Shri Jagjit Singh Bakshi duly authorized vide Resolution of the Board dated herewith, of the SECOND PART.

The Lessor and the Lessee are hereinafter collectively referred to as the `PARTIES'

AND WHEREAS the Lessor had purchased the said premises from M/s Unitech Limited who had in turn in collaboration with M/s Singapore Consortium through M/s Aditya Properties Pvt. Ltd. has developed on a plot of land admeasuring 4.995 acres in South City-I, Gurgaon, Haryana-122001 a Commercial Complex called `SIGNATURE TOWERS' (hereinafter referred to as the `COMPLEX') in accordance with approved building plans for commercial use by the Director, Town and Country Planning, Government of Haryana, Chandlgarh.

WHEREAS The Lessor is the owner of the office space on 10th floor in Tower `B' of the Complex bearing Unit Nos. 1001 & 1002 admeasuring 5617.84 sq.ft. (Super
Area) (hereinafter referred to as the `Premises') and has represented to the Lessee that it has power and authority to give the Premises on lease.

AND WHEREAS the Lessee has represented and warranted the Lessor that It has the power and authority to enter Into and perform this Agreement.

AND WHEREAS the Lessor has accepted the proposal of leasing out the Premises to the Lessee till the subsistence of this agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AS UNDER:
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                                    ARTICLE 1
                                      LEASE

1.1 The Lessor hereby agrees to lease to the Lessee and the Lessee hereby agrees to take on lease from the Lessor, subject to the mutual rights and obligations as contained in the Agreement, the Premises in the Complex.

      The Lessor further agrees to give the rights to use the common areas in the Complex along with other occupants of the Complex.

1.2 The Lessor shall give the possession of the Premises with false ceiling, lighting, ducting, 60 workstations, reception area, meeting room, one cabin and intranet cabling to the lessee. The lessee shall give the vacant and peaceful possession of the premises to the Lessor along with aforesaid interior after the expiry of tenancy.

                                    ARTICLE 2
                              TERM OF THE AGREEMENT

2.1 The Agreement shall commence from the date of signing of this Agreement which, shall continue to be in force and binding between the Parties for a period of 2 (Two) years (hereafter referred to as the `Lease Period'). The Lease Period may be extended by the Lessee for two (2) additional two (2) year periods by giving written notice to the Lessor prior to the end of the then existing term. A fresh Lease Deed may be drawn at every renewal, if required under law.

2.2 It is agreed between the Parties that during the Lease Period the Lessee can terminate the lease alter giving six months notice to the Lessor however, the Lessee cannot terminate the said Lease agreement before the expiry of initial twenty four months of the Lease which shall be treated as LOCK IN PERIOD. In case the Lessee vacates the premises in the initial _____ years of the Lease, it shall be bound to pay and discharge the rent and maintenance charges for the remaining un-expired period of the initial twenty four months of the Lease i.e. the unexpired portion of the LOCK IN PERIOD.

                                    ARTICLE 3
                                RENT AND SECURITY

3.1 In consideration of the Lessor agreeing to lease out to the Lessee the Premises, the Lessee shall pay the Lessor the rent @ Rs. 47/-per sq. ft (Rupees Forty Seven only per square feet per month for the initial period of Two years in respect of the Premises from the date of commencement of this Agreement. Thereafter the rent shall increase by 18% (Eighteen percent) over the last rent paid after expiry of every two year lease period, for two more terms of two years each. The Lessor shall bear the cost on renovation of interior work already done in the premises and the acquisition of additional office furniture a communication equipment, telephones and the like. However the cost shall be limited to maximum of Rs.5,00,000.00 (Rupees Five Lakhs only). This cost shall be reimbursed to the lessee who undertakes the work of renovation as per its requirement. If


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      Lessor fails reimburse Lessee within 30 days of its submission of a request, Lessee may deduct such sum from the next rent coming due.

3.2 It is hereby agreed between the parties that the monthly rental as specified in clause 3.1 and the interest free refundable security deposit as specified in clause 3.4 with respect to said premises, shall be enhanced at a fixed rate of 18% (eighteen percent) at the end of every term and renewal term during the currency of this lease.

3.3 The rent and the other charges in respect of the Premises as specified in this Agreement shall be paid quarterly in advance by the 7th of each first calendar month of the quarter in respect of which the rent is due. Any delay in payment of rent by the due date shall attract levy of interest @ 18% p.a. for the period of delay, which shall also be payable by the Lessee to the Lessor.

3.4 In addition to monthly rent payable by the Lessee in accordance with the aforesaid clauses, the Lessee shall also pay an interest free security deposit equivalent to 2 month's rent. It is agreed that the Lessee shall pay 100% of the security deposit at the time of signing of this Agreement.

3.5 Upon termination of this Agreement in accordance herewith, the Lessor shall refund the interest free security deposit only upon the Lessee surrendering the peaceful, vacant and physical possession of the Premises. In the event the Lessee extends its stay in the Leased Premises beyond the term of the Lease Period the Lessee shall be liable to pay the rent for the period of such extended stay in the Premises at the prevailing market rate in the area, without prejudice to Lessor's right available in clause 15.

3.6 The rent payable by the Lessee to the Lessor shall also be subject to statutory deductions.

3.7 If the Lessee vacates the Premises upon termination or expiry of this Agreement after serving the due notice as prescribed, and the Lessor fails to refund the Security Deposit to the Lessee simultaneously with the Lessee handing over the vacant possession of the Premises to the Lessor, the Lessor shall, on the unpaid Deposit, pay to the Lessee an interest @ 18% per annum from the date on which the Deposit becomes due for repayment.

                                    ARTICLE 4
                                   MAINTENANCE

      The Lessee hereby agrees that it shall simultaneously enter into a separate Maintenance Agreement with the maintenance agency for the maintenance of the Premises and the Common Areas of the Complex. The Lessee agrees to pay the maintenance advance at the time of signing of this agreement and the maintenance charges shall be payable from the time the maintenance agreement is signed. In the event the Maintenance Agreement is not signed within one week of signing of the Agreement; the Lessor shall terminate the Agreement in terms of clause 11 of the Agreement. The said Maintenance Agreement shall form part of the Agreement and is annexed hereto, and the Lessee hereby


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      undertakes to abide with all the terms and conditions stipulated therein.
      The Lessor or a nominated agency of the Lessor shall undertake maintenance of the complex. The maintenance charges shall be as per Actual +20% which as a cost indicator can be taken as Rs.12/- per sq.ft. Per month (subject to variation) for working from 8.00 A.M. to 8.00 P.M. This includes the air-conditioning, Power Back-up, General cleaning and maintenance of the common areas and basements. Electricity consumed for client's appliances and equipment's shall be billed extra as per actual through sub-meters installed at client's premises. Extra Hours charges shall be separate. The overtime (extra hours) usage shall be charged on ACTUAL BASIS i.e., charged as per the readings at the sub-meter for the office. The maintenance agency, and one by the lessee for a weekly/monthly tally/crosschecking will maintain a record book.

                                    ARTICLE 5
                     REPRESENTATION AND OBLIGATION OF LESSOR

5.1 The Lessor's shall give a prior written notice to the Lessee of the date of possession and the Lessee shall through its authorised representative take the possession of the Premises within a period of 7 days, failing which the Lessee shall be deemed to have taken possession of the Premises and the payment of the rent and maintenance charges shall commence there from.

5.2 To permit the Lessee to carry out at the cost of the Lessee, but without in any way damaging the main structure of the Premises, internal partitions and other internal alterations and additions which are not visible from outside, as may be necessary for the business of the Lessee.

5.3 The Lessor shall make all possible efforts to provide regular supply of electricity and water for drinking as well as other purposes to the premises.

5.4 The Lessor shall be liable for all outgoing of any kind whatsoever in respect of the premises for the period prior to the date of commencement of lease and any period after the expiry or earlier termination of lease.

                                    ARTICLE 6
                               TITLE AND OWNERSHIP

6.1 Save as otherwise provided in this Agreement, no right, title or interest in the Premises shall pass to the Lessee by virtue of these presents. The Lessee shall at no time contest or challenge the Lessor's sole and exclusive right, title and interest In the Premises.

6.2 The Lessee also agrees and undertakes not to, assign or sublet or otherwise encumber or suffer a lien without the prior consent of the Lessor In writing. Notwithstanding the foregoing, The Lessee has the right to sublet the Premises in part or full thereof to a party or parties, who would be bound under the same terms and conditions as stated in this Lease. A written permission shall be obtained before the subletting the premises and the Lessor shall not withhold such permission unduly or unreasonably. The Lessee shall,


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      however, remain responsible for the rental payments and possession to the
      Lessor In addition, Lessor agrees that this Lease is unconditional by assignable by Lessee, on the same terms and conditions, to an Indian Subsidiary of M/s Greenfield Online, Inc., (a company organized under the laws of the USA) or its affiliates without cost or the necessity of Lessor approval, and that immediately upon such assignment Agilis will be relieved of any and all responsibilities or obligations under this Lease.

6.3 Conditioned upon the Lessee's compliance with and fulfillment of the term and conditions of this Agreement, the Lessee shall have the right to have exclusive peaceful possession of the Premises for the full term of the Agreement.

                                    ARTICLE 7
                    REPRESENTATIONS AND OBLIGATIONS OF LESSEE

7.1 The Lessee as agreed aforesaid under sub-clause 3.4 shall pay to the Lessor rent and all other sums payable under this Agreement not later than the 7th day in advance. In the event of any delay the Lessee shall be liable to pay interest @18% per annum on all amounts due \ and payable by the Lessee under this Agreement.

7.2 That there is no House Tax or Municipal tax applicable on the said premises as on date. However, if any tax of such nature is imposed on the Lessor by virtue of the Lessee's occupation of the same, the same shall be shared in equal proportions between the Lessor and the Lessee.

7.3 To pay by the due date "meter hire, electricity charges as recorded in the meter and water charges. In the event of there being common meter for common services the Lessee shall jointly with other occupants of the Complex shall pay within 7 (seven) days from the date of the bill to the Lessors the proportionate cost of water and electricity charges calculated on 8 the super built-up area of the Premises.

7.4 To carry out day-to day maintenance of the Premises at its own cost but all structural repairs in the premises be bone by the Lessor.

7.5 To permit the Lessors and their representative at all reasonable hours, after prior notice to enter into the Premises for the purpose of inspection or maintenance of services or for any other purpose.

7.6 The insurance of the interior of the Premises shall be of the Lessee and the Lessor shall not in any case be liable for any damage or loss occurred.

7.7 To use the Premises for office purposes only and not to carry on or permit to be carried on in the Premises or in any part thereof any activities which shall be or are likely to be unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/occupants in the Complex.


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7.8   It is agreed by the Lessee not to keep or store any goods of hazardous or combustible nature or otherwise so as to affect the construction or the structure of the Complex save and except such materials are as used in the course of running of an office establishment.

7.9 To display name and address of its office only at such place(s) as agreed in the maintenance agreement and not to do any act In this respect which is contrary to the terms and condition of the maintenance agreement.

7.10 The Premises shall be used only by the Lessee for its own office, associates, subsidiaries, group companies and affiliates and the Lessee undertakes that it shall not assign, transfer, mortgage, sublet or grant leave and license or transfer or part with or share possession in any manner whatsoever, of any portion of the Premises except as provided for herein, and further undertakes to produce relevant documents to substantiate the group companies, subsidiaries etc.

7.11 The Lessee shall not make any structural additions or alterations in the Premises unless specifically allowed under the maintenance agreement by the Developer. The Lessee hereby agrees and make sure that it shall at the time of vacating the Premises shall restore the Premises in its original shape at its own cost, reasonable wear and tear excepted.

7.12 The Lessee shall be liable to the Lessor, if the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as the security.

                                    ARTICLE 8
                                   INSPECTION

8.1 The Lessor or its designated representative shall have the right from time to time during the normal business hours on any working day with at least 24 hours prior notice in writing to the Lessee to enter upon the Premises for the purpose of inspecting the service and maintenance in the Premises.

8.2 The Lessee shall permit the Lessor or its authorised representative to enter into the Premises to check for the compliance with the Agreement.

                                    ARTICLE 9
                                  FORCE MAJEURE

9.1   FORCE MAJEURE

      The following events including but not limited to fire, accidents, floods, earthquakes, storms, other Acts of God; terrorist activities, war, riots, bandh, civil strife or any government or municipal action prohibition or restriction to run the Business, temporarily or otherwise, from the Leased Premises, for a continued period of 30 days or more, shall be declared an event of Force Majeure and upon the occurrence of which event the Lessee shall not be bound or liable to pay the Rent to the Lessor for such time as the event of Force Majeure shall continue. Provided however, that in the event that an event of Force Majeure continues beyond 90 (ninety) days, then the Lessor and the Lessee both


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      shall have the option to terminate this Agreement, However, if the Lessee is still using the space, the Lessee shall be liable to pay rent.

                                   ARTICLE 10
                                     GENERAL

10.1  STAMP DUTY

      The Agreement for the Premises shall be registered and the charges pertaining to the stamp duty shall be borne by the Lessee and the Lessor in equal proportions.

10.2  ASSIGNMENT

      The Lessor shall have the right to sell or transfer the Premises during the period of lease to any third Party/ Parties. However, the Lessor shall ensure and be liable that the third party shall be bound by and would adhere to the terms and conditions of the Agreement for uninterrupted and peaceful enjoyment of the Premises by the Lessee for the period of lease. Provided further that the Lessor shall ensure that at the time of sale or assignment whatsoever, the third party adheres to terms and conditions as mentioned in the annexure A forming the integral part of this agreement.

10.3  ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written, oral or Implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

                                   ARTICLE 11
                                   TERMINATION

11.1 The Lessor may terminate this Agreement and reenter the premises and be deemed to have taken back the possession, if any of the following occurs:

11.1.1 Upon happening of Events of Default, if such default is not cured within 30 days of Lessee's receipt of written notice from the Lessor of the nature of the default.

11.1.2 Upon Lessee committing any breach of the terms and conditions of this Agreement, provided such breach is continuing and has not been cured by Lessee within 30 days of receipt of written notice from the Lessor of the nature of such breach.

11.2  EVENTS OF DEFAULT:

      An event of default by Lessee shall occur hereunder if:

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11.2.1 The Lessee fails to pay any of the lease rentals, maintenance charges or part thereof or other payment required hereunder for two consecutive months; also in case the lessee repeats the delay during the tenancy the same shall be construed as default.

11.2.2 The Lessee omit to perform, observe any covenant or condition to be observed and performed of this Agreement and shall continue to do so or does not remedy the breach within thirty (`30~ days after written notice received in respect thereof;

11.2.3 The Lessee transfers or part with possession or sublets or encumbers or creates any lien or endangers the Premises, not in accordance with the terms of this Lease;

11.2.4 The Lessee commits an act of bankruptcy or becomes insolvent or bankrupt or makes an assignment for the benefit of creditors;

11.3  REMEDIES

      Upon the occurrence of any Event of Default and at any time thereafter, in addition to the right available to the Lessor in the Agreement here in above, the Lessor shall declare all sums due and to become due hereunder as per the agreement, immediately due and payable by the Lessee and upon the Lessee failing to make the said payment within 30 days thereof, Lessor may, at its sole discretion to do the following:

11.3.1 The Lessor may forthwith put Lessee on to the notice to vacate the Premises or any part thereof and shall terminate this Agreement without prejudice to any claim, which the Lessor may have against the Lessee in respect of any breach, non-performance or non-observance of the covenants or conditions herein contained. The Possession shall deemed to be handed back if the default continues for more than two months from the date of non-payment of the money due.

11.4 The Lessee shall also be entitled to terminate this agreement in the event of a breach of the provisions of this agreement by giving three months notice.

                                   ARTICLE 12
                                      COSTS

      If either Party Is in breach of any of the terms and conditions mentioned in this Agreement (the "BREACHING PARTY") the other Party (the "NON BREACHING PARTY") shall be liable for all legal fee and other cost and expenses resulting from such breach of the provisions of this agreement.

                                   ARTICLE 13
                                     WAIVER

      Any expressed or implied waiver by the Lessor of any default shall not constitute a waiver of any other default by the Lessee or a waiver of any of the Lessor's right. All original rights and powers of the Lessor under this Agreement will remain in full force,


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      notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessor, and the Lessor shall not be deemed to have waived any of the Lessor's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessor and any waiver by the Lessor of any breach by the Lessee of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessee of the Agreement.

      Any expressed or implied waiver by the Lessee of any default shall not constitute a waiver of any other default by the Lessor or a waiver of any of the Lessee's right. All original rights and powers of the Lessee under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessee, and the Lessee shall not be deemed to have waived any of the Lessee's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessee and any waiver by the Lessee of any bread~ by the Lessor of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessor of the Agreement.

                                   ARTICLE 14
                         APPLICABLE LAW AND JURISDICTION

14.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

14.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandlgarh alone shall have jurisdiction in all matters arising out of and/or concerning this transaction.

                                   ARTICLE 15
                                   ARBITRATION

15.1 All disputes, difference or disagreement arising out of and in connection with or in relation to this Agreement shall be finally decided by sole arbitrator to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be domestic arbitration and under the applicable laws.

15.2 The venue of the arbitration shall be Gurgaon, India and the language of arbitration shall be English.

                                   ARTICLE 16
                              NO PARTNERSHIP/AGENCY

      Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Lessee and the Lessor. Neither party will be deemed to be an agent of the other party as a result of any act under or related to this Agreement, and will not in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.


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                                   ARTICLE 17
                                     NOTICE

      Any notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by fax at the address shown at recital of the Agreement and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by fax or by electronic mail.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH & YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES:

SIGNED, SEALED & DELIVERED

                                         for M/S Agilis Information Technologies
                                                   International Private Limited

(Tafsir Ahmad) (Tanweer Ahmad) (Salman Ahmad)


                                                        (Capt. Shivinder Bakshi)
(Shadab Ahmad) (Saeed Ahmad)                                   Managing Director
FIRST PARTY(S)                                                      SECOND PARTY

WITNESSES:


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From,
Tafsir Ahmad & Others
A-40 Sector 17, Noida-201301,
Uttar Pradesh
                                                                  19th July 2003

To,
M/s Agilis Information Technologies International (P) Ltd
Flat No. 1001 & 1002 Signature Towers A,
Southcity I, Gurgaon, Haryana

                             SUB: CAR PARKING SPACES

Dear Sir,

You are the tenants in above referred flats vide Lease Agreement dated 19th July 2003 signed between you and us. We confirm to give to you Six Car Parking spaces at a additional monthly rent of Rs.2000.00 (Rupees Two Thousand Only) per car Parking space per month. The Car Parking spaces are owned by us as per following details;

2 Car Parking Spaces    Mr. Tafsir Ahmad
1 Car Parking Space     Mr. Tanweer Ahmad
1 Car Parking Space     Mr. Salman Ahmad
1 Car Parking Space     Mr. Shadab Abroad
1 Car Parking Space     Mr. Saeed Ahmad

You are requested to kindly confirm the above.

Thanking You,
Yours truly,


(TAFSIR AHMAD)

Confirmed the above
For M/s Agilis Information Technologies
International Private Limited

Capt Shivinder Bakshi
Managing Director


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